EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THE YEAR 2006 AND FOURTH QUARTER OF 2006

Rosemont, IL– January 25, 2007 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the year ended December 31, 2006 of $46.2 million, or $4.15 per diluted common share, up $14.4 million from $31.8 million, or $3.09 per share, in 2005. The increase in net income was primarily a result of the reversal of accrued income tax liabilities totaling $15.5 million, or $1.39 per share, relating to tax uncertainties in prior years. These tax benefits were recognized in the second half of 2006 because of the expiration of the statute of limitations on the Company’s 2002 income tax return and the completion of certain taxing authority examinations. Pretax income decreased $3.1 million, or 6.0%, to $48.2 million, compared to $51.3 million in 2005. The decrease in pretax income reflected higher noninterest expense of $3.6 million and lower noninterest income of $1.6 million, partially offset by higher net interest income of $2.6 million.

Net income for the fourth quarter of 2006 totaled $12.1 million, or $1.09 per diluted common share, a decrease of $6.8 million from the third quarter of 2006. The Company recognized $4.1 million of the tax benefit described above in the fourth quarter, while $11.4 million was recognized in the third quarter. Pretax income for the fourth quarter of 2006 increased to $12.7 million, compared to $11.5 million for the third quarter of 2006, reflecting a lower provision for loan losses of $1.2 million.

Net Interest Income and Margin

Net interest income for the year ended December 31, 2006 increased $2.6 million, or $4.3 million on a tax equivalent basis, from 2005, driven by interest-earning asset growth of $284.1 million, or 9.8%. The tax-equivalent net interest margin was 3.60% during 2006, compared to 3.80% during 2005. The lower net interest margin in 2006 reflects the impact of competitive pricing pressure for loans and deposits, as well as changes in the Company’s earning asset and funding mix in 2006. Average commercial loans increased $208.0 million, or 10.4%, compared to the average in 2005, while average investment securities increased $116.8 million. During 2006, balances in lower cost deposit products declined, while balances in higher rate money market and brokered deposits increased.

Net interest income for the fourth quarter of 2006 decreased $459,000, or $365,000 on a tax equivalent basis, from the third quarter of 2006. Average interest-earning assets increased $24.8 million, or 0.8%, to $3.2 billion. The tax-equivalent net interest margin for the fourth quarter of 2006 was 3.51% compared to a third quarter margin of 3.58%. The Company’s net interest margin was negatively impacted as maturing certificates of deposit repriced to current rates increasing the cost of funding.

The following table summarizes, for the period indicated, the changes in interest earned and interest paid resulting from changes in volume and rates. Interest income is measured on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Quarter Ended Dec. 31, 2006 Over Quarter Ended Sept. 30, 2006 INCREASE/(DECREASE)			Year Ended Dec. 31, 2006 Over Year Ended Dec. 31, 2005 INCREASE/(DECREASE)
	VOLUME	RATE	NET	VOLUME	RATE	NET
	(in thousands)
INTEREST EARNED ON:
Investment securities	$8	$69	$77	$6,499	$1,570	$8,069
Cash equivalents	677	11	688	334	681	1,015
Loans	(400)	(65)	(465)	11,234	24,579	35,813

Total interest-earning assets			300			44,897

INTEREST PAID ON:
Interest-bearing deposits	(138)	824	686	7,072	28,184	35,256
Total borrowings	(16)	(5)	(21)	273	5,077	5,350

Total interest-bearing liabilities			665			40,606

Net interest income, tax-equivalent	$416	$(781)	$(365)	$10,194	$(5,903)	$4,291

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. Interest income and yields are presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Tax Equivalent Yield or Rate
	2006		For Year Ended Dec. 31,
	Fourth Quarter	Third Quarter	2006	2005
INTEREST-EARNING ASSETS:
Investment securities	4.86%	4.77%	4.71%	4.27%
Cash equivalents	5.25	5.12	4.99	3.41
Loans	7.92	7.93	7.76	6.73

Total interest-earning assets (tax equivalent)	7.19	7.21	7.05	6.19

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	4.33	4.22	4.02	2.70
Other borrowings & interest bearing liabilities	5.44	5.44	5.22	4.11

Total interest-bearing liabilities	4.52	4.42	4.22	2.96

Net interest spread (tax equivalent)	2.67%	2.79%	2.83%	3.23%

Net interest margin (tax equivalent)	3.51%	3.58%	3.60%	3.80%

Noninterest Income

Noninterest income decreased $1.6 million to $16.3 million for the year ended December 31, 2006, from $17.9 million in 2005. Service charges in 2006 were $1.3 million lower than 2005, largely because of the increase in the earnings credit rate granted on commercial transaction accounts. In addition, loan syndication fees were $1.4 million lower in 2006 as compared to 2005. Noninterest income in 2005 included gains on sales of a branch and land trust operations totaling $3.6 million, offset by derivative expense of $3.2 million. The increase in other noninterest income was affected by an $843,000 decline in losses from low-income housing partnerships in 2006.

Noninterest income increased $978,000, or 26.3%, to $4.7 million in the fourth quarter of 2006 from $3.7 million in the third quarter of 2006. The increase was primarily a result of $817,000 in loan syndication fees received in the fourth quarter of 2006.

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
	(in thousands)
Service charges	$1,961	$1,995	$2,030	$7,738	$9,022
Trust fees	664	553	723	2,269	3,069
Investment management fees	496	483	396	1,886	1,476
Loan syndication fees	817	—	1,123	1,317	2,673
Other noninterest income	807	635	114	2,561	1,129

	4,745	3,666	4,386	15,771	17,369

Gain on sale of land trusts	—	—	—	—	2,000
Gain on sale of branch	—	—	—	—	1,572
Gain on sale of investment securities, net	—	—	—	—	127

	—	—	—	—	3,699
Other derivative income (expense)	(42)	59	(1,561)	494	(3,203)

Total noninterest income	$4,703	$3,725	$2,825	$16,265	$17,865

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical	$8,385	$7,853	$7,604	$32,738	$30,825
Incentives, commissions, and retirement	1,662	2,152	2,209	7,914	9,430

Total salaries and employee benefits	10,047	10,005	9,813	40,652	40,255
Occupancy of premises, furniture and equipment	2,760	2,796	2,913	11,469	10,963
Computer processing	417	446	462	1,758	1,805
Corporate insurance	279	307	311	1,211	1,373
Legal fees, net	847	501	637	2,166	1,891
Advertising and public relations	523	429	224	1,525	574
Consulting	265	301	184	1,018	768
Nonperforming asset expense	202	285	112	542	225
Other noninterest expense	3,367	3,097	2,938	12,918	11,801

Total noninterest expense	$18,707	$18,167	$17,594	$73,259	$69,655

Total noninterest expense for the year ended December 31, 2006 increased $3.6 million, or 5.2%, from 2005. Advertising and public relations expense increased $951,000, reflecting the introduction of the Company’s “Specialist” brand campaign. Other increases in noninterest expense in 2006 included higher occupancy expenses and increased auditing, consulting, recruiting and other professional service fees. An increase in salaries and medical insurance was largely offset by reduced incentives. The accrual for estimated cash-based bonus incentives declined, while equity-based incentive expense for stock options and grants increased. Included in incentive expense in 2006, but not 2005, was stock option expense totaling $907,000 recognized in connection with the Company’s implementation of new accounting rules regarding stock options. Legal fees are reported net of reimbursements received from customers and while gross legal fees in 2006 were modestly lower than in 2006, 2005 included higher reimbursements of legal fees.

Total noninterest expense for the fourth quarter of 2006 increased $540,000, or 3.0%, from the third quarter of 2006 primarily as a result of higher net legal fees.

Income Taxes

Income tax expense was $2.0 million for the year ended December 31, 2006, resulting in an effective tax rate of 4.2%, compared to $19.5 million, or 38.1%, in 2005. Tax expense of $18.0 million was reduced by the recognition of a $15.5 million of tax benefit relating to deductions taken on prior year tax returns that had not been recognized for financial reporting purposes. During 2006, tax liabilities established for these tax uncertainties were no longer required primarily as a result of the expiration of the of the statute of limitations of the Company’s 2002 federal income tax return and the results of examinations by taxing authorities with respect to other tax years. In addition, tax expense in 2006 was reduced by refunds of prior years’ state income taxes totaling $443,000.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2005
	(in thousands)
Commercial and industrial	$770,863	$747,555	$665,023
Commercial real estate secured	791,962	782,908	793,965
Real estate-construction	744,317	752,549	684,737

Total commercial loans	2,307,142	2,283,012	2,143,725
Residential real estate mortgages	62,453	63,426	63,789
Home equity loans and lines of credit	116,516	125,947	161,058
Consumer	13,237	13,552	14,972
Other loans	1,396	1,452	1,497

Gross loans	2,500,744	2,487,389	2,385,041
Less: Unearned discount	(59)	(68)	(110)

Total loans	$2,500,685	$2,487,321	$2,384,931

Total loans at December 31, 2006 increased $115.8 million, or 4.9%, from year end 2005. A $163.4 million, or 7.6%, increase in total commercial loans was partially offset by the $47.7 million, or 19.8%, decrease in consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit as well as consumer loans. The increase in total commercial loans in 2006 resulted from growth in commercial and industrial loans of $105.8 million, or 15.9%, and real estate construction loans which increased by $59.6 million, or 8.7%. Total commercial real estate secured loans were relatively unchanged with a decrease of $2.0 million during 2006. The decline in consumer-oriented loans continued the expected decline that began in 2001 when the Company stopped originating consumer loans through brokers.

Loan Quality and the Allowance for Loan Losses

Nonperforming assets stood at $21.9 million, or 0.65% of total assets at December 31, 2006, compared to $22.5 million, or 0.66% of total assets, at September 30, 2006 and $14.6 million, or 0.44% of total assets, at December 31, 2005. The increase in nonperforming assets during 2006 was due to the increase in nonaccrual loans, including two loans to a single real estate developer that were moved to nonaccrual in June 2006.

The following table presents nonperforming assets and related data as of the dates indicated:

	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2005
	(in thousands)
Loans contractually past due 90 days or more but still accruing interest	$1,775	$2,131	$2,615
Nonaccrual loans	19,690	19,863	10,834

Total nonperforming loans	21,465	21,994	13,449
Other real estate owned	412	473	1,139
Other repossessed assets	—	—	—

Total nonperforming assets	$21,877	$22,467	$14,588

Nonperforming loans to total loans	0.86%	0.88%	0.56%
Nonperforming assets to total loans plus repossessed property	0.87%	0.90%	0.61%
Nonperforming assets to total assets	0.65%	0.66%	0.44%

The allowance for loan losses at December 31, 2006 stood at $37.5 million, or 1.50% of total loans, compared to 1.57% at December 31, 2005. Net charge-offs for the year ended December 31, 2006 were $6.0 million, or 0.25% of average loans, compared to $5.5 million, or 0.24% of average loans, in 2005. The provision for loan losses was $6.0 million in 2006, compared to $5.5 million for 2005.

The following table presents the activity in the allowance for loan losses and related data for the periods indicated:

	For Three Months Ended			For Year Ended
	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
	(in thousands)
Average total loans	$2,451,614	$2,470,950	$2,340,886	$2,430,590	$2,271,681

Total loans at end of period	$2,500,685	$2,487,321	$2,384,931	$2,500,685	$2,384,931

Allowance for loan losses:
Allowance at beginning of period	$36,892	$36,508	$36,715	$37,481	$37,484
Total charge-offs	(734)	(1,830)	(2,372)	(7,231)	(7,087)
Total recoveries	458	114	366	1,266	1,561

Net charge-offs	(276)	(1,716)	(2,006)	(5,965)	(5,526)
Provision for loan losses	900	2,100	2,772	6,000	5,523

Allowance at end of period	$37,516	$36,892	$37,481	$37,516	$37,481

Annualized net charge-offs to average total loans	0.04%	0.28%	0.34%	0.25%	0.24%
Allowance to total loans at end of period	1.50%	1.48%	1.57%	1.50%	1.57%
Allowance to nonperforming loans	174.78%	167.74%	278.69%	174.78%	278.69%

Funding Liabilities

Deposits totaled $2.64 billion at December 31, 2006, up $96.3 million from year-end 2005. During 2006, total in-market deposits increased $11.2 million, while out-of-market deposits increased $85.1 million. During 2006, balances in non-interest bearing deposits and lower rate NOW, savings and money-market accounts have declined, while balances in higher rate money market accounts have increased. The Company continued in 2006 to fund earning asset growth with brokered deposits.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes our deposits as “in-market” and “out-of-market” deposits:

	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2005
	(in thousands)
In-market deposits:
Non-interest bearing deposits	$447,862	$390,123	$464,289
NOW accounts	82,484	83,829	104,269
Savings accounts	59,523	62,554	73,173
Money market accounts	742,859	664,569	645,523
Customer certificates of deposit	516,624	532,502	549,793
Public time deposits	68,580	81,043	69,679

Total in-market deposits	1,917,932	1,814,620	1,906,726

Out-of-market deposits:
Brokered money market accounts	65,090	64,223	—
Out-of-local-market certificates of deposit	105,119	122,486	131,116
Brokered certificates of deposit	551,786	651,134	505,802

Total out-of-market deposits	721,995	837,843	636,918

Total deposits	$2,639,927	$2,652,463	$2,543,644

Quarterly average funding balances also illustrate the changes in funding mix from lower cost deposits to higher cost deposits. The following table presents the distribution of our average deposit account balances for the periods indicated:

	For the Quarter Ended
	December 31, 2006		September 30, 2006		December 31, 2005
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
			(dollars in thousands)
Noninterest-bearing demand deposits	$406,369	15.5%	$395,243	15.1%	$442,776	18.0%
NOW accounts	87,451	3.3	89,392	3.4	109,680	4.5
Money market accounts	756,007	28.8	651,410	24.9	569,731	23.2
Savings deposits	60,668	2.3	64,452	2.5	74,655	3.0
Time deposits:
Certificates of deposit	525,453	20.0	543,128	20.8	551,223	22.4
Out-of-local-market certificates of deposit	114,536	4.3	125,951	4.8	139,320	5.7
Brokered certificates of deposit	601,849	22.9	670,623	25.7	498,364	20.3
Public funds	76,331	2.9	71,818	2.8	70,693	2.9

Total time deposits	1,318,169	50.1	1,411,520	54.1	1,259,600	51.3

Total deposits	$2,628,664	100.0%	$2,612,017	100.0%	$2,456,442	100.0%

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with management changes and employee turnover; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Robin VanCastle

847-653-7100

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited)
	December 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$134,920	$161,065
Investment securities	669,085	656,753
Loans, net of allowance for loan losses of $37,516 and $37,481 at December 31, 2006 and 2005, respectively	2,463,169	2,347,450
Premises, leasehold improvements and equipment, net	14,799	15,105
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	11,805	12,946
Other real estate and repossessed assets, net	412	1,139
Goodwill	23,237	23,237
Other assets	62,240	62,977

Total assets	$3,379,667	$3,280,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$447,862	$464,289
Interest-bearing	2,192,065	2,079,355

Total deposits	2,639,927	2,543,644
Other borrowings	262,319	298,426
Accrued interest, taxes and other liabilities	39,622	56,646
Notes payable and FHLB advances	80,000	75,000
Junior subordinated debentures	86,607	87,638

Total liabilities	3,108,475	3,061,354

Stockholders’ equity:
Preferred stock	—	—
Common stock	115	113
Surplus	194,687	191,816
Unearned compensation - stock grants	—	(2,322)
Retained earnings	89,045	45,988
Accumulated other comprehensive loss, net	(5,598)	(9,220)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	271,192	219,318

Total liabilities and stockholders’ equity	$3,379,667	$3,280,672

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
Interest income:
Interest and fees on loans	$48,826	$49,289	$42,340	$188,375	$152,706
Interest and dividends on investment securities:
Taxable	6,120	6,317	5,944	24,779	21,173
Tax-exempt	1,550	1,372	919	5,554	2,653
Interest on cash equivalents	1,103	415	670	2,292	1,277

Total interest income	57,599	57,393	49,873	221,000	177,809

Interest expense:
Deposits	24,259	23,573	16,111	87,266	52,010
Other borrowings	2,636	2,670	2,330	10,622	6,147
Notes payable and FHLB advances	1,089	1,076	874	4,105	3,905
Junior subordinated debentures	1,986	1,986	1,862	7,815	7,140

Total interest expense	29,970	29,305	21,177	109,808	69,202

Net interest income	27,629	28,088	28,696	111,192	108,607
Provision for loan losses	900	2,100	2,772	6,000	5,523

Net interest income after provision for loan losses	26,729	25,988	25,924	105,192	103,084

Noninterest income:
Service charges	1,961	1,995	2,030	7,738	9,022
Trust and investment management fees	1,160	1,036	1,119	4,155	4,545
Loan syndication fees	817	—	1,123	1,317	2,673
Other derivative income (expense)	(42)	59	(1,561)	494	(3,203)
Other noninterest income	807	635	114	2,561	1,129
Gain on sale of land trusts	—	—	—	—	2,000
Gain on sale of branch	—	—	—	—	1,572
Gain on sale of investment securities, net	—	—	—	—	127

Total noninterest income	4,703	3,725	2,825	16,265	17,865

Noninterest expense:
Salaries and employee benefits	10,047	10,005	9,813	40,652	40,255
Occupancy of premises	1,899	1,964	1,858	7,842	7,035
Furniture and equipment	861	832	1,055	3,627	3,928
Computer processing	417	446	462	1,758	1,805
Corporate insurance	279	307	311	1,211	1,373
Legal fees, net	847	501	637	2,166	1,891
Advertising and public relations	523	429	224	1,525	574
Other noninterest expense	3,834	3,683	3,234	14,478	12,794

Total noninterest expense	18,707	18,167	17,594	73,259	69,655

Income before income taxes	12,725	11,546	11,155	48,198	51,294
Income tax expense (benefit)	618	(7,347)	4,137	2,035	19,523

Net income	$12,107	$18,893	$7,018	$46,163	$31,771

Basic earnings per common share	$1.10	$1.72	$0.65	$4.22	$3.16
Diluted earnings per common share	1.09	1.70	0.63	4.15	3.09

Taylor Capital Group, Inc.	Page 1

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Year To Date Dec. 31,		2006				2005
			Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2006	2005
Condensed Income Data:
Interest income	$221,000	$177,809	$57,599	$57,393	$54,553	$51,455	$49,873
Interest expense	109,808	69,202	29,970	29,305	27,097	23,436	21,177

Net interest income	111,192	108,607	27,629	28,088	27,456	28,019	28,696
Provision for loan losses	6,000	5,523	900	2,100	2,100	900	2,772

Net interest income after provision for loan losses	105,192	103,084	26,729	25,988	25,356	27,119	25,924
Noninterest income:
Service charges	7,738	9,022	1,961	1,995	1,902	1,880	2,030
Trust and investment mgmt. fees	4,155	4,545	1,160	1,036	1,028	931	1,119
Other derivative income (expense)	494	(3,203)	(42)	59	(105)	582	(1,561)
Other	3,878	3,802	1,624	635	522	1,097	1,237
Gain on sale of land trusts	—	2,000	—	—	—	—	—
Gain on sale of branch	—	1,572	—	—	—	—	—
Gain on sale of investments	—	127	—	—	—	—	—

Total noninterest income	16,265	17,865	4,703	3,725	3,347	4,490	2,825
Noninterest expense:
Salaries and employee benefits	40,652	40,255	10,047	10,005	10,265	10,335	9,813
Occupancy, furniture and equipment	11,469	10,963	2,760	2,796	2,906	3,007	2,913
Legal fees, net	2,166	1,891	847	501	579	239	637
Advertising and public relations	1,525	574	523	429	437	136	224
Other	17,447	15,972	4,530	4,436	4,412	4,069	4,007

Total noninterest expense	73,259	69,655	18,707	18,167	18,599	17,786	17,594

Income before income taxes	48,198	51,294	12,725	11,546	10,104	13,823	11,155
Income tax expense (benefit)	2,035	19,523	618	(7,347)	3,799	4,965	4,137

Net income	$46,163	$31,771	$12,107	$18,893	$6,305	$8,858	$7,018

Per Share Data:
Net income per common share:
Basic	$4.22	$3.16	$1.10	$1.72	$0.58	$0.81	$0.65
Diluted	4.15	3.09	1.09	1.70	0.57	0.80	0.63
Cash dividends per common share	0.28	0.24	0.10	0.06	0.06	0.06	0.06
Book value per common share	24.36	19.99	24.36	23.35	20.40	20.44	19.99
Tangible book value per common share (1)	22.28	17.87	22.28	21.26	18.30	18.33	17.87
Dividend payout ratio	6.75%	7.77%	9.17%	3.53%	10.53%	7.50%	9.52%
Weighted average shares-basic	10,940,162	10,045,358	10,994,326	10,965,144	10,925,168	10,874,419	10,849,583
Weighted average shares-diluted	11,118,818	10,286,647	11,136,919	11,105,681	11,128,666	11,073,017	11,087,718
Shares outstanding-end of period	11,131,059	10,973,829	11,131,059	11,118,238	11,089,658	11,004,494	10,973,829

Average Balance Sheet Data (2):
Total assets	$3,291,315	$3,014,889	$3,346,485	$3,308,411	$3,286,892	$3,221,914	$3,186,378
Investments	707,938	591,132	700,351	706,723	724,463	700,226	665,164
Cash equivalents	45,284	36,910	82,170	31,684	25,965	41,013	64,644
Loans	2,430,590	2,271,681	2,451,614	2,470,950	2,431,991	2,366,426	2,340,886
Total interest-earning assets	3,183,812	2,899,723	3,234,135	3,209,357	3,182,419	3,107,665	3,070,694
Interest-bearing deposits	2,169,151	1,923,188	2,222,295	2,216,774	2,155,659	2,079,786	2,013,666
Borrowings	344,422	330,868	323,800	325,405	366,131	362,991	368,098
Junior subordinated debentures	87,067	87,638	86,607	86,607	87,434	87,638	87,638
Total interest-bearing liabilities	2,600,640	2,341,694	2,632,702	2,628,786	2,609,224	2,530,415	2,469,402
Noninterest-bearing deposits	401,258	438,784	406,369	395,243	396,033	407,466	442,776
Total stockholders' equity	236,166	182,470	263,054	234,212	225,625	221,337	214,983

Performance Ratios (annualized):
Return on average assets	1.40%	1.05%	1.45%	2.28%	0.77%	1.10%	0.88%
Return on average equity	19.55%	17.41%	18.41%	32.27%	11.18%	16.01%	13.06%
Efficiency ratio (3)	57.48%	55.13%	57.86%	57.11%	60.38%	54.71%	55.82%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$111,192	$108,607	$27,629	$28,088	$27,456	$28,019	$28,696
Add: Tax equivalent adjust.-investment (4)	2,991	1,429	835	739	716	701	495
Tax equivalent adjust.-loans (4)	353	209	85	87	92	89	81

Tax equivalent net interest income	$114,536	$110,245	$28,549	$28,914	$28,264	$28,809	$29,272

Net interest margin without tax adjust.	3.49%	3.75%	3.40%	3.48%	3.46%	3.65%	3.71%
Net interest margin - tax equivalent (4)	3.60%	3.80%	3.51%	3.58%	3.56%	3.75%	3.79%
Yield on earning assets without tax adjust.	6.94%	6.13%	7.08%	7.10%	6.87%	6.70%	6.45%
Yield on earning assets - tax equivalent (4)	7.05%	6.19%	7.19%	7.21%	6.97%	6.80%	6.53%
Yield on interest-bearing liabilities	4.22%	2.96%	4.52%	4.42%	4.17%	3.75%	3.40%
Net interest spread - without tax adjust.	2.72%	3.18%	2.56%	2.68%	2.71%	2.95%	3.05%
Net interest spread - tax equivalent (4)	2.83%	3.23%	2.67%	2.79%	2.80%	3.05%	3.13%
Average interest-earning assets to average interest-bearing liabilities	122.42%	123.83%	122.84%	122.09%	121.97%	122.81%	124.35%

Taylor Capital Group, Inc.	Page 2

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Dec. 31, 2006	Dec. 31, 2005	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006

Condensed Balance Sheet Data:
Total assets	$3,379,667	$3,280,672	$3,383,710	$3,376,763	$3,251,004
Investment securities	669,085	656,753	687,185	677,482	704,177
Total loans	2,500,685	2,384,931	2,487,321	2,467,963	2,391,826
Allowance for loan losses	37,516	37,481	36,892	36,508	36,686
Goodwill	23,237	23,237	23,237	23,237	23,237
Total deposits	2,639,927	2,543,644	2,652,463	2,667,902	2,493,054
Other borrowings	262,319	298,426	264,157	268,059	308,723
Notes payable and FHLB advances	80,000	75,000	80,000	80,000	75,000
Junior subordinated debentures	86,607	87,638	86,607	86,607	87,638
Total stockholders' equity	271,192	219,318	259,588	226,221	224,980

Asset Quality Ratios:
Nonperforming loans	$21,465	$13,449	$21,994	$29,359	$20,928
Nonperforming assets	21,877	14,588	22,467	29,593	21,142
Allowance for loan losses to total loans	1.50%	1.57%	1.48%	1.48%	1.53%
Allowance for loan losses to nonperforming loans	174.78%	278.69%	167.74%	124.35%	175.30%
Net charge-offs to average total loans (5)	0.25%	0.24%	0.31%	0.33%	0.29%
Nonperforming assets to total loans plus repossessed property	0.87%	0.61%	0.90%	1.20%	0.88%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders' equity to assets	8.02%	6.69%	7.67%	6.70%	6.92%
Total tangible equity to assets (1)	7.34%	5.98%	6.98%	6.01%	6.21%
Average stockholders' equity to average assets (6)	7.18%	6.05%	6.94%	6.87%	6.87%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.